UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

DEFI GLOBAL, INC.

(FORMERLY LION CAPITAL HOLDINGS, INC.)

(Exact name of Registrant as specified in its charter)

____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-26235 (Commission File Number)	52-291043 (IRS Employer I.D. No.)

___________________________

7373 East Double Tree Ranch
Re. #125

Scottsdale, AZ 85258

949-644-1433

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

___________________________

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2010, Registrant amended its Articles of Incorporation to change its name from Lion Capital Holdings, Inc., to Defi Global, Inc., and to increase its authorized capital from 150 million common shares to 250 million common shares.

Registrant’s common stock continues to trade under its former symbol on the Over the Counter Bulletin Board market, “LCHL”, pending its obtaining a new symbol to trade under.

1

Item 9.01

Financial Statements And Exhibits

1.  3(i) Certificate of Amendment of Certificate of Incorporation

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFI GLOBAL, INC.

Dated: March 1, 2010

By Jeff Rice

/s/ Jeff Rice

Chief Executive Officer

2